C O H E N & C O M P A N Y , L T D . 800.229.1099 | 866.818.4535 fax | cohencpa.com Registered with the Public Company Accounting Oversight Board             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    We hereby consent to the incorporation by reference in this Registration Statement on Form N‐14 of our  report dated June 29, 2022, relating to the financial statements and financial highlights of Mirae Asset  Discovery Funds for the year ended April 30, 2022, and to the references to our firm under the headings  “Common  Questions  About  The  Proposed  Reorganizations”,  “Service  Providers”,  and  “Financial  Highlights” in the combined Proxy Statement/Prospectus.      COHEN & COMPANY, LTD.   Cleveland, Ohio   January 17, 2023